Exhibit 99.1

Carvana and Root, Inc. Exclusively Partner to Develop Industry-First Integrated

Auto Insurance Solutions for Carvana Customers

•	Carvana to invest approximately $126 million in leading insurtech Root, Inc.

PHOENIX and COLUMBUS, August 11, 2021 — Carvana (NYSE: CVNA), the leading e-commerce platform for buying and selling used cars, and Root, Inc. (NASDAQ: ROOT), the parent company of Root Insurance Company (“Root”), the leading insurtech carrier, today announced an exclusive partnership to develop integrated auto insurance solutions for Carvana’s online car buying platform. In connection with the partnership, Carvana will invest approximately $126 million in Root, Inc., subject to customary regulatory approvals.

“In Root, we have found a partner that shares our customer focus and technology-driven approach to delivering exceptional customer experiences. We are excited to build on the success of our existing partnership by creating a unique, integrated solution,” said Carvana CEO Ernie Garcia. “We look forward to introducing our customers to Root’s seamless insurance process and believe that this integrated offering will deepen and extend our customer relationships between transactions.”

“Carvana has revolutionized the used car buying experience for consumers. This partnership further elevates the Carvana experience by integrating insurance alongside car purchasing and financing decisions,” said Root CEO Alex Timm. “This integrated solution will give Root exclusive access to a scaled and growing channel of prospective customers at the important insurance decision point of buying a car, which positions us to deliver on an immediate customer need and drive sustainable policyholder growth.”

Under the terms of the investment agreement, Carvana will invest approximately $126 million of primary capital in Root, Inc. in a convertible preferred security, convertible at $9.00 per share, into approximately 14 million Class A shares in Root, Inc., or an ownership interest of approximately 5% on a fully diluted basis as of today. The investment agreement also provides Carvana with warrants for Class A shares in Root, Inc. that are linked to the performance of the commercial partnership.

Ardea Partners LP is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Root in connection with this transaction.

Root, Inc. Second Quarter 2021 Results

Root, Inc. separately announced its second quarter 2021 results and will host a conference call on Thursday, August 12, 2021, at 8:00 a.m. Eastern Time.

About Carvana

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online car buying and financing platform. Carvana.com enables consumers to quickly and easily shop more than 45,000 vehicles, finance, trade-in or sell their current vehicle to Carvana, sign contracts, and schedule as-soon-as-next-day delivery or pickup at one of Carvana’s proprietary automated Car Vending Machines.

About Root, Inc.

Root, Inc. is the parent company of Root Insurance Company. Root is a technology company revolutionizing personal insurance with a pricing model based upon fairness and a modern customer experience. Root’s mobile-first customer experience is designed to make insurance simple.

Safe Harbor for Forward-Looking Statements This press release and any oral related statements made by representatives of Root or Carvana may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may relate to strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks, financial results or other developments, and are subject to assumptions, risks and uncertainties. Statements such as “guidance”, “expect”, “anticipate”, “strong”, “believe”, “intend”, “goal”, “objective”, “target”, “position”, “potential”, “will”, “may”, “would”, “should”, “can”, “deliver”, “accelerate”, “enable”, “estimate”, “projects”, “outlook”, “opportunity”, “expansion”, “creation” or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by Root or Carvana and include the possibility that the closing conditions for the proposed transaction may not be satisfied. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements can be found in Root’s Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission and Carvana’s Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission, respectively. Forward-looking statements speak only as of the date the statement was made and neither Root nor Carvana undertakes any obligation to update such forward-looking statements. There can be no assurance that other factors not currently disclosed or anticipated by Root or Carvana will not materially adversely affect each company’s results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by either company or on its behalf.

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Investor Relations:

Carvana

Mike Levin

investors@carvana.com

Root, Inc.

Christine Patrick

VP, Investor Relations

ir@joinroot.com

Or

Media contact:

Carvana

Amy O’Hara

press@carvana.com

Root, Inc.

Tom Kuhn

Director of Communications

press@joinroot.com

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